EXHIBIT 5.1


                    Opinion of Bernstein & Wasserman, LLP.


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                                 March 11, 1997



Diamond Entertainment Corporation
16818 Marquardt Avenue
Cerritos, California 90703


Ladies and Gentlemen:

     We have acted as counsel for Diamond Entertainment Corporation, a New Jersey corporation ("Company"), in connection with a Registration Statement on Form S-8 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering 1,400,000 shares of the Company's Common Stock, no par value (the "Shares"), heretofore granted pursuant to Consulting Agreements, dated June 21, 1996, between the Company and Ronald Ainsworth, Andres Boyd-Jones and Leon Bronfin; dated April 1, 1996 between the Company and George Furla; and dated April 1, 1996 between the Company and Peter Benz.

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, the Consulting Agreement dated June 21, 1996 among the Company and Ronald Ainsworth, Andres Boyd-Jones and Leon Bronfin; dated April 1, 1996 between the Company and George Furla; and dated April 1, 1996 between the Company and Peter Benz, corporate proceedings of the Company relating to the issuance of the Shares and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.


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     Based upon and subject to the foregoing, we are of the opinion the Shares issued in accordance with the terms of the Consulting Agreement are duly and validly authorized and issued and fully paid and non-assessable.


     We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

                                Very truly yours,

                                BERNSTEIN & WASSERMAN, LLP